Exhibit 10.4

CONSENT, WAIVER AND FIRST AMENDMENT
TO
PREPAID ADVANCE AGREEMENTS

This CONSENT, WAIVER AND FIRST AMENDMENT TO PREPAID ADVANCE AGREEMENTS (this “Consent”) is entered into this 7th day of June, 2024, by and between YA II PN, LTD., a Cayman Islands exempted limited partnership (the “Investor”) and APPLIED DIGITAL CORPORATION, a company incorporated under the laws of the State of Nevada (“Company”).
Recitals
A.    Investor and Company have entered into (i) that certain Prepaid Advance Agreement dated as of March 27, 2024 (the “March PAA”), (ii) that certain Prepaid Advance Agreement dated as of May 24, 2024 (the “May PAA” and together with the March PAA, as each may be amended restated, supplemented or otherwise modified from time to time, the “Prepaid Advance Agreements”), (iii) that certain Convertible Promissory Note, dated March 27, 2024 made by the Company in favor of the Investor (the “March Promissory Note”), (iv) that certain Convertible Promissory Note, dated April 24, 2024 made by the Company in favor of the Investor (the “April Promissory Note”), (v) that certain Convertible Promissory Note, dated May 24, 2024 made by the Company in favor of the Investor (the “May Promissory Note” and together with the March Promissory Note and the April Promissory Note, the “Yorkville Promissory Notes”), (vi) certain other guaranty agreements, documents, agreements and instruments in connection with the Prepaid Advance Agreements (collectively, the “Yorkville Documents”).
B.    Company has notified Investor that (i) APLD Holdings 2 LLC (together with its affiliates, collectively, the “Borrower”), as a subsidiary of the Company will incur up to $200,000,000 in indebtedness from CIM APLD Lender Holdings, LLC and one or more of its affiliates (collectively, the “CIM Lender”), (ii) certain subsidiaries of the Company (the “Grantors”) will grant to CIM Lender a security interest in all of their assets, whether now existing or thereafter arising and all proceeds and products thereof, (iii) the Company and its affiliates will guaranty the obligations of the Borrower to the CIM Lender, (iv) the Company will issue to CIM Lender a warrant to purchase stock of the Company and (v) the Company and certain subsidiaries of the Company will enter into certain other agreements, instruments, documents, notices or certificates required, necessary or appropriate in order to effectuate the foregoing (collectively, in each case, as the same may be amended, restated, refinanced, supplemented, waived, or otherwise modified in accordance with the terms thereof, the “CIM Transaction”).
C.    The Prepaid Advance Agreements, the Yorkville Documents and the Transaction Documents (as defined in the Prepaid Advance Agreements) contain various notice provisions, covenants and restrictions (collectively, the “Restrictions”) that may impair each of Company, the Borrower and the Grantors’ ability to consummate the CIM Transaction.

D.    Investor has agreed to consent to the CIM Transaction and to amend certain other provisions of the Prepaid Advance Agreements in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Prepaid Advance Agreements.
2.Consent and Waiver. Investor hereby (a) consents to the CIM Transaction, (b) waives any and all Restrictions, and (c) agrees that the CIM Transaction, the transactions related thereto and the performance by the Borrower and the Grantors of their respective obligations in respect thereof shall not constitute an Event of Default, Default or breach under any provision of the Prepaid Advance Agreements, the Yorkville Documents or Transaction Documents. For so long as the Yorkville Promissory Notes remain outstanding, no amendment, modification or replacement of the CIM Transaction will (i) grant the CIM Lender a Lien in the assets that are subject to the ADC Lien or (ii) restrict the Company from making payments under the Yorkville Promissory Notes.
3.Amendment to Floor Price. The Floor Price (as defined in the Yorkville Promissory Notes) shall immediately and without requiring any further action or notice, be reduced to $2.00 per Common Share so long as the daily VWAP is less than $3.00 per Common Share for five (5) out of seven (7) Trading Days.
4.Lien. On or before June 14, 2024, the Company will deliver to the Investor a security agreement, in form and substance reasonably acceptable to both parties, whereby Applied Digital Cloud Corporation (“ADC”) grants a springing lien on substantially all of its assets subject to customary carve-outs including, without limitation, assets subject or related to any leases (the “ADC Lien”) to secure the Yorkville Promissory Notes. Such security agreement will provide that the ADC Lien will spring upon the occurrence and during the continuation of either (i) an Event of Default under, and as currently defined in the Yorkville Documents and (ii) a Registration Failure (as defined below). If the ADC Lien springs, the ADC Lien will automatically, without consent, action, notice or deed, be released on the earliest of (i) incurrence, acceptance, agreement or consummation of any financing described in clause (vii) of the definition of Permitted Indebtedness below, (ii) October 1, 2024 and (iii) the first date on which the Yorkville Promissory Notes are no longer outstanding. For the avoidance of doubt, no liens other than the ADC Lien will be granted to the Investor in connection with this Consent. A “Registration Failure” means either (x) or (y): (x)(A) the May Registration Statement is not declared effective by the Securities and Exchange Commission on or before July 1, 2024 and (B) the Company defaults in its obligations to make prepayments under Section 6.01(a) of the May PAA (as amended below); or (y) the Registration Statement on Form S-3 filed by the Company on April 15, 2024 pursuant to the March PAA ceases to be effective; provided, that such

Registration Failure shall cease to exist upon the reinstatement or replacement of such registration statement with an effective registration statement. Notwithstanding the foregoing, this Section 4 and the ADC Lien shall terminate on the first date on which the Yorkville Promissory Notes are no longer outstanding.
5.Consent Fee. The Company shall pay its own fees and expenses and the Investor’s fees and expenses (including the fees of any attorneys, accountants, or other advisors engaged by such party) in connection with this Consent. The Investor hereby acknowledges receipt of $25,000 to be applied to such fees and expenses as of the date hereof. The Company shall also pay the Investor a consent fee in connection with this Consent in the form of 100,000 Common Shares of the Company, to be issued to the Investor within three (3) Business Days of execution hereof.
6.Amendments. In reliance upon the representations and warranties of Company set forth in the Prepaid Advance Agreements and in this Consent, the Prepaid Advance Agreements are hereby amended as follows:
6.1Section 6.01(a) of the May PAA is hereby amended, removed and replaced with the following:
(a)    The Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall (i) as soon as practicable, but in no case later than May 31, 2024 (the “Filing Deadline”), prepare and file with the SEC an initial Registration Statement on Form S-1 or any successor form thereto covering the resale by the Investor of at least 20,000,000 shares of Common Stock issued or to be issued upon conversion of the Promissory Note in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Common Shares by the Investor under Rule 415 at then prevailing market prices (and not fixed prices). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than July ~~1~~8, 2024 (the “Effectiveness Deadline”). The Company shall file with the SEC in accordance with and within the time period prescribed under Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a draft of the Registration Statement to the Investor for their review and comment. The Investor shall furnish comments on the Registration Statement to the Company within 24 hours of the receipt thereof from the Company. If (i) the Registration Statement on Form S-3 filed by the Company on April 15, 2024 (the “April Registration Statement”) becomes ineffective such that the Investor may not publicly sell Common Shares in reliance thereon, (ii) the Registration Statement on Form S-1 filed by the Company on May 31, 2024 (the “May Registration Statement”) is not declared effective by the SEC by the Effectiveness Deadline, or (iii) the May Registration Statement becomes ineffective such that the Investor may not publicly sell Common Shares in reliance thereon, then starting on July 8, 2024 and continuing on each Monday thereafter until the earlier of (such earlier date, the “Cure Date”) (i) the date on which the Yorkville Promissory Notes are no longer outstanding, and (ii) the date on which (A) if the May Promissory Note is outstanding, the May Registration Statement is effective, and (B) if the March Promissory Note and the April Promissory Note are outstanding, the April Registration Statement is effective, the Company shall prepay the Yorkville Promissory Notes (on a pro rata basis) in equal weekly installments of either (x) $2,500,000 in cash or (y) $5,000,000 in Common Shares, in each case, as elected by the Investor, in its sole and absolute discretion, in a writing delivered to the Company not less than one (1) Business Day prior to the applicable payment date; provided that, if a written election is not timely delivered to the Company, the Investor shall be deemed to have elected payment in cash. All prepayments to be made in Common Shares shall be made by delivery to the Investor of a number of Common Shares equal to the quotient of (x) $5,000,000 and (y) the Specified VWAP (as defined below). The “Specified VWAP” means an amount, expressed as a dollar rounded to the nearest whole cent, equal to 95% of the lowest daily VWAP during the five (5) Trading Day Period ending on the Trading Day immediately before the applicable payment date. Subject to applicable Nasdaq rules, all Common Shares to be issued to the Investor pursuant to this Section 6.01(a) will be issued from the Company’s effective Form S-3 registration statement. Notwithstanding anything in this Agreement to the contrary, no payments shall be required under this Section 6.01(a) from and after the Cure Date.

6.2Section 6.19(c) of the March PAA is hereby irrevocably waived in its entirety with respect to the CIM Transaction; and
6.3Section 6.21(c) of the May PAA is hereby irrevocably waived in its entirety with respect to the CIM Transaction.
6.4The definition of “Permitted Indebtedness” in each of the Prepaid Advance Agreements is hereby amended, removed and replaced with the following:
“Permitted Indebtedness” shall mean: (i) indebtedness in respect of the Promissory Note; (ii) indebtedness described on a Disclosure Schedule attached hereto; (iii) indebtedness (A) the repayment of which has been subordinated to the payment of the Promissory Note on terms and conditions acceptable to the Investor, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of the Promissory Note; and (C) which is not secured by any assets; (iv) any indebtedness (other than the indebtedness set out in (i) – (iii) above) incurred after the date hereof, provided that such indebtedness does not exceed $100,000 at any given time; (v) indebtedness, the proceeds of which are primarily used to fund the development, construction and operation of the Company’s and its subsidiaries’ data centers and other project level financing; (vi) the CIM Transaction (as defined in that certain Consent, Waiver and First Amendment to Prepaid Advance Agreements, dated as of June 6, 2024 (the “CIM Consent”)), as in effect on June 6, 2024, and (vii) indebtedness incurred, accepted, agreed or consummated by, or the proceeds of which are primarily used for any operations of, Applied Digital Cloud Corporation.

6.5The definition of “Permitted Liens” in each of the Prepaid Advance Agreements is hereby amended, removed and replaced with the following:
“Permitted Liens” shall mean (1) any security interest granted to the Investor, (2) existing Liens of APLD Hosting disclosed by the Company on a Disclosure Schedule attached hereto; (3) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (4) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) licenses, sublicenses, leases or subleases granted to other persons not materially interfering with the conduct of the business of APLD Hosting; (6) (7) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred I n the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); ~~and~~ (8) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; and (9)

Liens securing Permitted Indebtedness in clauses (v), (vi) and (vii) of the definition thereof.

7.Integration. This Consent and the Transaction Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Consent and the Transaction Documents merge into this Consent and the Transaction Documents.
8.Counterparts. This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.Effectiveness. This Consent shall be deemed effective upon the due execution and delivery to Investor of this Consent by each party hereto.
10.Governing Law. This Consent and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

INVESTOR		COMPANY

YA II PN, LTD.		APPLIED DIGITAL CORPORATION

By:	/s/ Troy Ricco	By:	/s/ Wesley Cummins

Name:	Troy Ricco	Name:	Wesley Cummins

Title:	Manager to the Investment Manager to YA II PN, LTD.	Title:	Chief Executive Officer